Exhibit 10.1
EXECUTION VERSION
DENDREON CORPORATION
(a Delaware corporation)
$75,000,000
4.75% Convertible Senior Subordinated Notes due 2014
PURCHASE AGREEMENT
June 5, 2007
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
          Dendreon Corporation, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $75,000,000 aggregate principal amount of the Company’s 4.75% Convertible Senior Subordinated Notes due 2014 (the “Firm Notes”), and with respect to the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof (the “Option”) to purchase all or any part of an additional $25,000,000 principal amount of the Company’s 4.75% Convertible Senior Subordinated Notes due 2014 (the “Optional Notes” and, together with the Firm Notes, the “Notes”).
          The Notes will be convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of Common Stock into which the Notes are convertible, and each Conversion Share will have attached thereto the right to purchase one one-hundredth (0.01) of a share of the Series A Junior Participating Preferred Stock of the Company (each, a “Right”), issuable by the Company pursuant to the Rights Agreement by and between the Company and Mellon Investor Services LLC, as rights agent, dated as of September 18, 2002. The Notes will be issued pursuant to an indenture (the “Indenture”) to be dated as of the First Delivery Date (as defined in Section 2(a)), between the Company and The Bank of New York Trust Company, a national banking association duly organized under the law of the United States (the “Trustee”).
          The Company understands that the Initial Purchaser proposes to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after this agreement (the “Agreement”) has been executed and delivered. The Notes are to be sold to the Initial Purchaser and subsequently offered and sold by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire the Notes may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).
          The Company has prepared and delivered to the Initial Purchaser an electronic copy of a preliminary offering memorandum dated June 4, 2007, and the Initial Purchaser has prepared, in discussion with the Company, a pricing term sheet attached hereto as Schedule I, which includes the pricing terms and other information with respect to the Notes and other matters not included in the Final Offering Memorandum (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted in the preliminary offering memorandum. The Company has prepared and will deliver to the Initial Purchaser, no later than the second day after the date hereof, copies of a final offering memorandum dated June 5, 2007 (the “Final Offering Memorandum”). The preliminary offering memorandum, the Pricing Term Sheet and Final Offering Memorandum were each prepared for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. As used herein, the term “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including annexes and exhibits thereto and any documents incorporated therein by reference, which in each case has been prepared and delivered by the Company to the Initial Purchaser in connection with their solicitation of purchases of, or offering of, the Notes.
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.
          Holders of the Notes (including the Initial Purchaser and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the First Delivery Date and to be entered into by and between the Company and the Initial Purchaser (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Commission a shelf registration statement (the “Registration Statement”) covering the resale of the Notes and the Conversion Shares under the 1933 Act, and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective.
          The preliminary offering memorandum dated June 4, 2007, as amended and supplemented immediately prior to the Applicable Time (as defined below), including any documents filed under the 1934 Act prior to the Applicable Time and incorporated by reference therein, is referred to herein as the “Preliminary Offering Memorandum,” and the Preliminary Offering Memorandum together with the Pricing Term Sheet and any of the documents listed on Schedule II hereto are collectively referred to herein as the “Disclosure Package.” “Applicable Time” means 7:00 a.m. (Eastern Time) on June 4, 2007 or such other time as agreed by the Company and the Initial Purchaser.
          This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”
          1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of each Delivery Date (as defined in Section 2(b)), and agrees with the Initial Purchaser, as follows:
          (a) Disclosure Package and Final Offering Memorandum. At the Applicable Time, the Disclosure Package did not, and at any Delivery Date (as defined below), the Disclosure Package and the Final Offering Memorandum will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package and the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser for use in the Offering Memorandum.
          (b) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Disclosure Package at the Applicable Time, and the Disclosure Package and the Final Offering Memorandum at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (c) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum are independent public accountants with respect to the Company and its subsidiary (as defined below) within the meaning of Regulation S-X promulgated under the 1933 Act.
          (d) Financial Statements. The financial statements, together with the related schedules and notes, included, or incorporated by reference, in the Disclosure Package and the Final Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiary at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiary for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (which for the avoidance of doubt includes changes to GAAP to the extent applicable). The supporting schedules, if any, included, or incorporated by reference, in the Disclosure Package and the Final Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The summary consolidated financial information included in the Disclosure Package and the Final Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Offering Memorandum. All disclosures included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.
          (e) Material Adverse Effect. Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, considered as one entity (any such change or effect thereof is called a “Material Adverse Effect”); (ii) the Company and its subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, its subsidiary on any class of capital stock or repurchase or redemption by the Company or its subsidiary of any class of capital stock.
          (f) Incorporation and Good Standing of the Company and its Subsidiary. Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Dendreon San Diego LLC, a Delaware limited liability company. Dendreon San Diego LLC is the only subsidiary of the Company (the “Subsidiary”).
          (g) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of options referred to in the Disclosure Package and the Final Offering

Memorandum or pursuant to the exercise of options referred to in the Disclosure Package and the Final Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights to purchase, subscribe for or otherwise acquire (i) the Conversion Shares or any rights to such shares, or any Rights attached thereto, (other than those granted by the holders of the Notes) or (ii) as a result of or in connection with the transactions contemplated by the Operative Documents, any other capital stock of the Company or rights thereto; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same; the Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action of the Company; all Conversion Shares, when so issued in accordance with the Amended and Certificate of Incorporation of the Company, as amended, and delivered upon such conversion in accordance with the terms of the Indenture and the Notes, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will conform to the description of the Common Stock contained in the Disclosure Package and the Final Offering Memorandum.
          (h) Certain Disclosure Package and the Final Offering Memorandum Statements. The statements set forth in the Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes” and “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Notes and the Common Stock, respectively, fairly and accurately present the matters described therein in all material respects.
          (i) Authorization of the Operative Documents. The Company has all requisite corporate right, power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and the transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement has been and, as of the First Delivery Date, the Indenture and the Registration Rights Agreement will have been, duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement, the Indenture and the Registration Rights Agreement will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including specific performance (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and subject to the limitations on rights to indemnification and contribution under applicable law or equitable principles; and the Indenture and Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Offering Memorandum.
          (j) Authorization of the Notes. The Company has all necessary corporate right, power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; the Notes have been duly authorized by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price therefor as provided in this Agreement (assuming due authentication of the Notes by the Trustee), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including specific performance (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and subject to the limitations on rights to indemnification and contribution under applicable law or equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Notes conform in all material respects to the description of the Notes contained in the Disclosure Package and the Final Offering Memorandum.
          (k) Defaults and Conflicts. Neither the Company nor the Subsidiary is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Company and the issuance of the Notes and Conversion Shares and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.
          (l) Labor Disputes. No labor problem or dispute with the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is threatened or imminent.
          (m) Legal Proceedings. Except as disclosed in the Disclosure Package and in the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or the Subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or the Subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or the Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.
          (n) Stabilization or Manipulation. Neither the Company nor any affiliate, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), of the Company has taken, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
          (o) Intellectual Property. The Company and the Subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business. Except as set forth in the Disclosure Package and the Final Offering Memorandum (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no material pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no material pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
          (p) All Necessary Permits, etc. The Company and the Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
          (q) Title to Properties. The Company and the Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(d) above (or elsewhere in the Disclosure Package and the Final Offering Memorandum), in each case free and clear of any material security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in any document filed by the Company pursuant to the 1934 Act, and incorporated by reference in the Disclosure Package and the Final Offering Memorandum. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or the Subsidiary.
          (r) Environmental Laws. Except as described in the Disclosure Package and the Final Offering Memorandum (i) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or the Subsidiary under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or the Subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or the Subsidiary is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or the Subsidiary, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or the Subsidiary or any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or the Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor the Subsidiary is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
          (s) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
          (t) Offering Integration. Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Notes, or any securities of the same class as the Notes, or any shares of Common Stock into which the Notes are convertible, other than (i) shares of stock offered or sold to directors, consultants or employees, which, in each case would not be integrated with the offering contemplated hereby and (ii) Notes offered or sold to the Initial Purchaser hereunder.
          (u) Federal Reserve System Regulations. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.
          (v) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A and, when they are issued and delivered pursuant to this Agreement, will not be, of the same class (within the meaning of Rule 144A under the 1933 Act) as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.
          (w) General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has, directly or through an agent, engaged or will engage, in connection with the offering of the offered Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.
          (x) 1933 Act Registration. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser and the offer, initial resale and delivery of the Notes by the Initial Purchaser in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Disclosure Package and the Final Offering Memorandum, to register the Notes or the Conversion Shares under the 1933 Act (except as may be required under the 1933 Act and the rules and regulations promulgated thereunder in connection with the registration of the Notes and the Conversion Shares pursuant to the Registration Rights Agreement) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (except as may be required in connection with the registration of the Notes pursuant to the Registration Rights Agreement).
          (y) 1934 Act Reporting. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the 1934 Act and the 1934 Act Regulations (together, the “1934 Act Reports”).
          (z) Employee Retirement Income Security Act. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect.

          (aa) Insurance. Each of the Company and the Subsidiary is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
          (bb) Tax Matters. The Company and the Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, or such taxes, assessments, fines or penalties that could not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(d) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or the Subsidiary has not been finally determined.
          (cc) Accounting Controls and Disclosure Controls and Procedures. The Company and the Subsidiary maintain a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the 1934 Act) sufficient to provide reasonable assurances that information required to be disclosed in reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commissions rules, regulations and forms. Except as described in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the 1934 Act) (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (dd) Preemptive Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the 1933 Act.
          (ee) Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (ff) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (gg) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (hh) Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ii) Compliance with Regulatory Authorities. The clinical and pre-clinical tests conducted by or on behalf of or sponsored by the Company or the Subsidiary that are described in the documents incorporated by reference in the Final Offering Memorandum were and, if still pending, are being conducted in accordance, in all material respects, with standard medical and scientific research procedures; the descriptions in the Final Offering Memorandum of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests; the Company and the Subsidiary have no knowledge of any other published studies conducted by third parties the results of which contest or contradict, and have no knowledge of any other published studies conducted by third parties that unsuccessfully attempted to replicate, the results described or referred to in the Final Offering Memorandum. Since January 1, 2003, the Company and the Subsidiary have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical study or test sponsored by the Company or the Subsidiary and that is described in the Final Offering Memorandum or the results of which are referred to in the Final Offering Memorandum .
          2. Purchase, Sale and Delivery of Notes.
          (a) Subject to the terms and conditions, and in reliance upon the representations and warranties, herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 97% of $75,000,000 aggregate principal amount (the “Purchase Price”). Payment of the Purchase Price and delivery of certificates for the Firm Notes shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 a.m. (Eastern time) on June 11, 2007, or such later date as the Initial Purchaser shall designate (such date and time of delivery and payment for the Firm Notes being herein called the “First Delivery Date”). Delivery of the Firm Notes shall be made to the Initial Purchaser against payment of the Purchase Price by the Initial Purchaser. Payment for the Firm Notes shall be effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed in writing by the Company and the Initial Purchaser.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchaser to purchase the Optional Notes at the same price as the Initial Purchaser shall pay for the Firm Notes. The Option may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchaser. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Initial Purchaser to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Notes as to which the Initial Purchaser is exercising the Option.

          The date for payment of the Purchase Price for, and delivery of certificates for the Optional Notes, being herein referred to as an “Optional Delivery Date,” which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a “Delivery Date”), shall be determined by the Initial Purchaser but shall not be later than five full business days after written notice of election to purchase Optional Notes is given. Delivery of the Optional Notes shall be made to the Initial Purchaser against payment of the Purchase Price by the Initial Purchaser. Payment for the Optional Notes shall be effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed in writing by the Company and the Initial Purchaser.
          (c) The Company will deliver against payment of the Purchase Price the Notes initially sold to qualified institutional buyers (“QIBs”), as defined in Rule 144A in the form of one or more permanent global certificates (the “Global Notes”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Notes initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.
          3. Further Agreements of the Company. The Company further agrees with the Initial Purchaser as follows:
          (a) Prior to the earlier of six months from the date of this Agreement or the completion of the distribution of the Notes by the Initial Purchaser, the Company, as promptly as possible, will furnish to the Initial Purchaser and to Shearman & Sterling LLP, counsel to the Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein in each case as soon as available and in such quantities as the Initial Purchaser may reasonably request. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.
          (b) The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (i) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the completion of the placement of the Notes by the Initial Purchaser as evidenced promptly by a notice in writing from the Initial Purchaser to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise which (A) make any statement in the Disclosure Package and the Final Offering Memorandum false or misleading or (B) are not disclosed in the Offering Memorandum and which could reasonably be determined to have a Material Adverse Effect. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.
          (c) Prior to the completion of the distribution of the Notes, the Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Final Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchaser, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. If at any time prior to the completion of the placement of the Notes by the Initial Purchaser, the Company has issued or shall have issued any written communication that would be deemed an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations if the placement of the Notes contemplated by this Agreement were conducted as a public offering made pursuant to a registration statement filed with the Commission under the 1933 Act (a “Supplemental Offering Document”), and there occurred or occurs an event or development as a result of which such Supplemental Offering Document conflicted or would conflict with the information contained in the Disclosure Package or the Final Offering Memorandum or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Initial Purchaser and will promptly amend or supplement, at its own expense, such Supplemental Offering Document to eliminate or correct such conflict, untrue statement or omission.
          (d) Upon and following discussion with the Initial Purchaser, the Company will arrange, if necessary, to qualify the Notes and the Conversion Shares for offering and sale by the Initial Purchaser under the applicable securities laws of such states and other jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Notes and the Conversion Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (e) The Company will cooperate with the Initial Purchaser and use its commercially reasonable efforts to permit the offered Notes to be eligible for clearance and settlement through the facilities of DTC.
          (f) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”
          (g) During a period of 90 days from the date of the Final Offering Memorandum (the “Lockup Period”), the Company will not, without the prior written consent of the Initial Purchaser, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase or lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Restricted Securities”) or (except as contemplated by the Registration Rights Agreement) file any registration statement under the 1933 Act with respect to any Restricted Securities, or (ii) enter into any swap or any other derivative transaction (other than the Operative Documents) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Restricted Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder or the Conversion Shares to be delivered upon conversion thereof, (B) the issuance of shares of Common Stock upon conversion or exchange of convertible or exchangeable securities of the Company outstanding as of the date hereof, (C) the resale registration statement to be filed by the Company pursuant to the Registration Rights Agreement relating to the resale of the Notes and the Conversion Shares, or (D) the issuance of shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to the Company’s employee benefit plans in effect on the date of this Agreement or the Company’s stockholder rights plan or the issuance of rights thereunder.
          (h) The Company agrees that it will provide the Initial Purchaser with an agreement substantially in the form of Exhibit A attached hereto signed by Mr. Richard B. Brewer, Chairman of the Board of Directors, as promptly as reasonably practicable. The Company will use reasonable best efforts to prevent any sale by Mr. Richard B. Brewer during the Lockup Period.
          (i) The Company will use its commercially reasonable efforts to assist the Initial Purchaser in arranging to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.
          (j) The Company will execute and deliver the Registration Rights Agreement in form and substance reasonably satisfactory to the Initial Purchaser and the Company.
          (k) The Company will use its commercially reasonable efforts to have the Conversion Shares approved by The Nasdaq Global Market (“Nasdaq”) for inclusion prior to the effectiveness of the Registration Statement.

          (l) Until the completion of the distribution of the Notes, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required thereby.
          (m) The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Conversion Shares upon the conversion of the Notes.
          (n) The Company agrees that it will not, and will use its commercially reasonable efforts to cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchaser, (ii) the resale of the Notes by the Initial Purchaser to subsequent purchasers or (iii) the resale of the Notes or Conversion Shares by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.
          (o) Until the expiration of two years after the original issuance of the Notes, the Company will not resell any Notes or Conversion Shares which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).
          (p) Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the 1933 Act.
          (q) The Company will not, and will use its commercially reasonable efforts to cause its Affiliates not to, take, directly or indirectly, any action which is designed to unlawfully stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in unlawful stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.
          (r) The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          (s) The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser, and the Initial Purchaser represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes that, if the placement of the Notes contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Initial Purchaser is hereinafter referred to as a “Permitted Supplemental Offering Document.”

          4. Expenses.
          (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto or of any Supplemental Offering Document, (ii) the preparation, printing and delivery to the Initial Purchaser of the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes or the issuance or delivery of the Conversion Shares, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchaser, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Notes to the Initial Purchaser and any charges of DTC in connection therewith and the certificates for the Conversion Shares, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) subject to prior discussion with the Initial Purchaser, the qualification of the Notes and Conversion Shares under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, except for the cost of aircraft that will be shared equally between the Company and the Initial Purchaser (viii) any fees payable in connection with the rating of the Notes and (ix) any fees and expenses payable in connection with the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322 and the inclusion of the Conversion Shares on Nasdaq.
          (b) If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.
          5. Conditions of the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or the Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) the Initial Purchaser shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the reasonable opinion of counsel to the Initial Purchaser, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (b) on each Delivery Date, Jones Day, shall have furnished to the Initial Purchaser their written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated such Delivery Date, substantially in the form of Annex 1 attached hereto;
          (c) on each Delivery Date, Perkins Coie, LLP, special patent counsel to the Company, shall have furnished to the Initial Purchaser their written opinion, addressed to the Initial Purchaser and dated such Delivery Date, substantially in the form of Annex 2 attached hereto;
          (d) on each Delivery Date, Hyman, Phelps & McNamara, P.C. , U.S. Food and Drug Administration regulatory counsel to the Company, shall have furnished to the Initial Purchaser their written opinion, addressed to the Initial Purchaser and dated such Delivery Date, substantially in the form of Annex 3 attached hereto;

          (e) Shearman & Sterling LLP, shall have furnished to the Initial Purchaser their written opinion, as counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser;
          (f) at the Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Delivery Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Delivery Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date;
          (g) at the Delivery Date, the Initial Purchaser shall have received a certificate of the Chief Financial Officer of the Company, dated as of the Delivery Date, reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser;
          (h) at the time of the execution of this Agreement, the Initial Purchaser shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, together with signed or reproduced copies of such letter for the Initial Purchaser containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum;
          (i) at the Delivery Date, the Initial Purchaser shall have received from Ernst & Young LLP a letter, dated as of the Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Delivery Date;
          (j) the Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee;
          (k) the Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement (in form and substance reasonably satisfactory to the Initial Purchaser) and the Registration Rights Agreement shall be in full force and effect;
          (l) at the First Delivery Date, the Notes shall have been approved for designation as a PORTAL security;
          (m) subsequent to the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes, if any, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes;
          (n) on or prior to the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit A attached hereto signed by the persons listed in Schedule III attached hereto; and
          (o) at the Delivery Date, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.
          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the applicable Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.
          6. Subsequent Offers and Resales of the Notes.
          (a) The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:
     i. Offers and Sales. Offers and sales of the Notes shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.
     ii. Rule 144A Compliance. The Notes have not been and will not be offered or sold by the Initial Purchaser or its Affiliates acting on their behalf, except in accordance and in compliance with Rule 144A under the Act and the Initial Purchaser will effect such offers and sales only in compliance with all applicable securities laws in any jurisdiction in which the Initial Purchaser effect such offers or sales.
     iii. General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Notes.
     iv. Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be an institutional accredited investor within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”) or a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”) or a non-U.S. person outside the United States.
     v. Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and use its commercially reasonable efforts to cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Notes from the Initial Purchaser or affiliate, as the case may be, in the United States that the Notes (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.
     vi. Minimum Principal Amount. No sale of the Notes to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Notes.

          (b) The Initial Purchaser represents and warrants to, and agrees with, the Company that (i) it is a Qualified Institutional Buyer, and (ii) it has not taken any action, directly or indirectly, designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, unlawful stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.
          7. Indemnification.
          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless the Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     i. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Offering Memorandum (or any supplement thereto) or any Supplemental Offering Document or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     ii. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
     iii. against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Disclosure Package, the Final Offering Memorandum (or any supplement thereto) or any Supplemental Offering Document.
          (b) Indemnification of the Company. The Initial Purchaser agrees to indemnify and hold harmless the Company, its Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Document in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.
          (c) Actions against Parties; Notice. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent, which consent shall not be unreasonably withheld, if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Notes pursuant to this Agreement or (b) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
          The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and (y) the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Notes.
          The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
          Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Company’s Affiliates shall have the same rights to contribution as the Company.
          9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiary submitted pursuant hereto shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors or any person controlling the Company and (b) delivery of and payment for the Notes.
          10. Termination.
          (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the applicable Delivery Date if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) a banking moratorium has been declared by either Federal or New York authorities.
          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.
          11. Notices, etc. All notices and other communications hereunder shall be in writing, and:
          (a) if to the Initial Purchaser, shall be delivered or sent by any standard form of telecommunication to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, Attention: Syndicate Department; and
          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to: Dendreon Corporation, 3005 First Avenue, Seattle, Washington, 98121, Attention: General Counsel.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) the Initial Purchaser has not assumed or will not assume advisory or fiduciary responsibilities in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
          14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.
          16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
          17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          18. Definition of the Terms “Business Day”. For purposes of this Agreement, except as otherwise provided in this Agreement, the term (a) “business day” means any day on which Nasdaq is open for trading.

[Intentionally Left Blank]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours, DENDREON CORPORATION
By:
Name:
Title:

Accepted and agreed by:
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By:

Authorized Signatory

SCHEDULE I
Pricing Term Sheet
$75,000,000
4.75% Convertible Senior Subordinated Notes Due 2014
     1. The initial offering price of the notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
     2. The net proceeds to the Company shall be $72.5 million, after the Initial Purchaser’s discount and estimated offering expenses of $0.3 million.
     3. The interest rate on the notes shall be 4.75% per annum.
     4. The notes shall be convertible as described in the Preliminary Offering Memorandum into shares of Common Stock, par value $0.001, of the Company at an initial conversion rate of 97.2644 shares per $1,000 principal amount of notes (equivalent to a conversion price of $10.28 per share).
     5. The following language revises the corresponding language that was included as the last paragraph under the caption “Description of The Notes — Conversion Rights”:
          Notwithstanding the foregoing, in no event shall the conversion rate as adjusted in accordance with the foregoing exceed 114.2857 shares per $1,000 principal amount of the notes, other than on account of the adjustments to the conversion rate in the manner set forth in clauses (1) through (6) above.
     6. The following table and the language following the table revise the corresponding preliminary information that was included in the Preliminary Offering Memorandum under the caption “Description of the Notes — Make Whole Premium Upon a Fundamental Change”:
Make Whole Premium Upon a Fundamental Change (Number of Additional Shares)

Effective Date

Stock Price	6/11/07	6/15/08	6/15/09	6/15/10	6/15/11	6/15/12	6/15/13	6/15/14

$ 8.75	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213
$ 10.00	14.8674	14.0363	13.0502	11.9332	10.6149	9.1240	7.3853	2.7356
$ 12.50	11.8910	11.1989	10.3156	9.2178	7.8579	6.1708	3.8400	0.0000
$ 15.00	9.9346	9.3247	8.5631	7.6199	6.3999	4.8278	2.7518	0.0000
$ 17.50	8.5417	7.9966	7.3394	6.4961	5.4345	4.0663	2.2788	0.0000
$ 20.00	7.5002	7.0110	6.4231	5.6778	4.7384	3.5276	1.9769	0.0000
$ 22.50	6.6737	6.2435	5.7080	5.0470	4.2089	3.1281	1.7538	0.0000
$ 25.00	6.0259	5.6392	5.1455	4.5449	3.7840	2.8127	1.5778	0.0000
$ 27.50	5.5046	5.1370	4.6846	4.1354	3.4355	2.5564	1.4343	0.0000
$ 30.00	5.0564	4.7229	4.3042	3.7965	3.1502	2.3434	1.3146	0.0000
$ 32.50	4.6877	4.3668	3.9784	3.5086	2.9096	2.1629	1.2135	0.0000
$ 35.00	4.3685	4.0671	3.7036	3.2588	2.7041	2.0096	1.1268	0.0000
$ 37.50	4.0671	3.8011	3.4625	3.0424	2.5245	1.8755	1.0517	0.0000
$ 40.00	3.8291	3.5695	3.2542	2.8576	2.3706	1.7589	0.9857	0.0000
$ 42.50	3.6192	3.3723	3.0697	2.6910	2.2320	1.6561	0.9278	0.0000
$ 45.00	3.4306	3.1950	2.9078	2.5470	2.1102	1.5638	0.8759	0.0000
$ 50.00	3.1051	2.8865	2.6250	2.2959	1.9014	1.4078	0.7885	0.0000
$ 75.00	2.1378	1.9591	1.7771	1.5575	1.2771	0.9376	0.5241	0.0000
$100.00	1.6624	1.5086	1.3481	1.1777	0.9653	0.7021	0.3882	0.0000
     The actual stock price and effective date may not be set forth on the table, in which case:
•	if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the make whole premium will be determined by a straight-line interpolation between the make whole premiums set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable.

•	if the stock price on the effective date exceeds $100 per share, subject to adjustment as described in the preliminary offering memorandum, no make whole premium will be paid.

•	if the stock price on the effective date is less than $8.75 per share, subject to adjustment as described in the preliminary offering memorandum, no make whole premium will be paid.
          7. The following language revises the corresponding language that was included as the sixth paragraph under the caption “Description of The Notes — Make Whole Premium Upon a Fundamental Change”:
          Notwithstanding the foregoing, in no event shall the conversion rate exceed 114.2857 per $1,000 principal amount of the notes, subject to adjustments in the same manner as the conversion rate.
          8. All other terms of the notes shall be those set forth in the Preliminary Offering Memorandum.

SCHEDULE II
Other Documents Comprising the Disclosure Package
None

SCHEDULE III

NAME	TITLE
Mitchell H. Gold, M.D.	President and Chief Executive Officer
Richard F. Hamm, Jr.	Senior Vice President, Corporate Development, General Counsel and Secretary
Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer
David L. Urdal, Ph.D.	Senior Vice President and Chief Scientific Officer
Susan B. Bayh	Director
Gerardo Canet	Director
Bogdan Dziurzynski, D.P.A.	Director
M. Blake Ingle, Ph.D.	Director
Ruth B. Kunath	Director
Douglas G. Watson	Director

Exhibit A
June [  ], 2007
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Re:     Dendreon Corporation (the “Company”)
Ladies and Gentlemen:
          The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a convertible notes offering pursuant to Rule 144 A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”) for which you will act as initial purchaser. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchasing arrangements with the Company with respect to the Offering.
          In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to, unless such person would not be required to make a public filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with any transfer described below), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act of 1934) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Final Offering Memorandum (the “Lock-Up Period”), however, that the foregoing restrictions shall not preclude or otherwise limit (i) the exercise of an option to purchase shares of Common Stock or the withholding of shares of restricted stock upon vesting or deliverable upon exercise of an option to pay taxes, (ii) transfers (A) pursuant to the laws of descent or distribution, (B) to any immediate family member of the undersigned who agrees to be bound by the restrictions in this lock-up agreement (the “Agreement”) or (C) to any trust for the benefit of the undersigned or the undersigned’s immediate family members that agrees to be bound by the restrictions in this Agreement, (iii) bona fide gifts to charitable organizations that agree to be bound by the restrictions in this Agreement or (iv) pursuant to any pre-existing 10b5-1 sales plan in effect on the date hereof. In addition, the undersigned agrees that, without the prior written consent of ML, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
          Any Common Stock acquired by the undersigned subsequent to the date of the Final Offering Memorandum in the open market will not be subject to this Agreement.
          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

1

          This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement shall lapse and become null and void if the Offering shall not have been consummated on or before June 15, 2007.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

2

Annex 1
Form of Opinion of
Jones Day
[Final Opinion to be Inserted]

3

Annex 2
Form of Opinion of
Perkins Coie, LLP
[Final Opinion to be Inserted]

4

Annex 3
Form of Opinion of
Hyman, Phelps & McNamara, P.C.
[Final Opinion to be Inserted]

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